BlackRock Utilities, Infrastructure & Power Opportunities Trust

Cusip: 09248D104
Ticker: BUI

Record Date	January 16, 2018
Pay Date	January 31, 2018

Distribution Amount per share	$0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.012507	10%	$0.012507	10%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%
Return of Capital	$0.108493	90%	$0.108493	90%

Total (per common share)	$0.121000	100%	$0.121000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2017				9.26%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2017				6.88%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2017				16.62%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2017				0.57%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Utilities, Infrastructure & Power Opportunities Trust

Cusip: 09248D104
Ticker: BUI

Record Date	February 15, 2018
Pay Date	February 28, 2018

Distribution Amount per share	$ 0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.046359	38%	$0.046359	20%
Net Realized Short-Term Capital Gains	$0.074641	62%	$0.078496	32%
Net Realized Long-Term Capital Gains	$-	0%	$0.117145	48%
Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.121000	100%	$0.242000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2018				8.60%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2018				7.21%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2018				0.76%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2018				0.60%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052